EXHIBIT 10.1
VIA PHARMACEUTICALS, INC.
STOCK OPTION AGREEMENT

Name:		VIA Pharmaceuticals, Inc.
2007 Incentive Award Plan

Address:
	Grant:	Option to purchase shares
of Common Stock

Taxpayer		Incentive Stock Option
Identification Number:
Non-Qualified Stock Option

Signature:		Exercise Price: $

Grant Date:

Vesting Commencement Date:

          1.     Grant of Option. Effective on the Grant Date, you have been granted an option to purchase Common Stock of VIA Pharmaceuticals, Inc. (the “Company”) in the amount and at the exercise price designated above, in accordance with the provisions of the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (the “Plan”). This option may be exercised for whole shares only.
          2.     Vesting in Option. This option will vest and may be exercised in accordance with the following schedule:
        Twenty-five percent (25%) of the shares subject to the option (rounded down to the next whole number) shall vest on the one (1) year anniversary of the Vesting Commencement Date, and the remaining shares subject to the option (rounded down to the next whole number) shall vest pro rata each month thereafter on the same day of the month as the Vesting Commencement Date, such that the shares subject to the option are fully vested at 48 months following the Vesting Commencement Date.
          In the event of the termination of your employment or service for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Service”), your right to vest in your option under the Plan, if any, will terminate effective as of the earlier of: (i) the date that you give or are provided with written notice of Termination of Service, or (ii) if you are an employee of the Company or any of its Subsidiaries, the date that you are no longer actively employed and physically present on the premises of the Company or any of its Subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law.
          3.     Exercise Period. The option may not be exercised until vested. Once vested, the option may be exercised in whole or any part, at any time. However, a vested option must be exercised, if at all, prior to the earlier of:

(a)	one year following your Termination of Service with the Company by reason of death or Disability;

(b)	90 days following your Termination of Service for any reason other than death or Disability; and

(c)	the tenth anniversary of the Grant Date;
and if not exercised prior thereto shall terminate and no longer be exercisable.
          4.     Exercise of Option. The option will be deemed exercised upon your completing the exercise procedures established by the Company and your payment of the option exercise price per share and any applicable tax withholding to the Company. Payment may be made in (a) cash; (b) with the consent of the Committee, shares of Common Stock having a Fair Market Value equal to the aggregate exercise price, or (c) broker assisted cashless exercise, as permitted by the Plan.
          5.     Withholding. The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes arising from this option. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation; or (ii) surrendering to the Company previously owned Common Stock with a Fair Market Value equal to the minimum amount of the tax withholding obligation.
          6.     Non-Transferable. Except as otherwise permitted by the Plan, this option is not transferable except by will or the laws of descent and distribution.
          7.     No Additional Rights. Your participation in the Plan is voluntary. The value of the option is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, the option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. Rather, the awarding of an option under the Plan represents a mere investment opportunity.
          8.     Limitations on Plan Rights. This option is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of an option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of options or benefits in lieu of options in the future. Future grants of options, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of stock options, vesting provisions, and the exercise price. The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Company at any time. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.
          9.     Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

          10.     No Guarantee of Continued Service. YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ELIGIBLE INDIVIDUAL AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN ELIGIBLE INDIVIDUAL FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS AN ELIGIBLE INDIVIDUAL AT ANY TIME, WITH OR WITHOUT CAUSE.
          You acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and provisions thereof, and hereby accept this option subject to all of the terms and provisions thereof. You have reviewed the Plan and this option in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this option and fully understand all provisions of the option. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this option. You further agree to notify the Company upon any change in the residence address indicated above.
COMPANY:
VIA PHARMACEUTICALS, INC.

By:

Its:

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